Exhibit 10.86E

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of May 9, 2012 (this “Amendment”), among SBA SENIOR FINANCE II LLC (the “Borrower”), the INCREMENTAL TRANCHE A TERM LENDERS (as defined below) and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”). TD SECURITIES (USA) LLC and WELLS FARGO SECURITIES, LLC are acting as joint lead arrangers (the “Lead Arrangers”), and TD SECURITIES (USA) LLC, WELLS FARGO SECURITIES, LLC, RBS SECURITIES INC., CITIBANK, N.A. and DEUTSCHE BANK SECURITIES INC. are acting as bookrunners (the “Bookrunners”), in connection with the Incremental Tranche A Term Loans referred to below.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended by the First Amendment thereto, dated the date hereof, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”) and the Administrative Agent.

WHEREAS, the Borrower has (a) delivered an Incremental Term Loan Notice to the Administrative Agent pursuant to Section 2.20(a) of the Credit Agreement requesting Incremental Term Loans in an aggregate principal amount of $200,000,000 (the “Incremental Tranche A Term Loans”) and (b) requested that the Credit Agreement be amended as set forth herein pursuant to Section 2.20(c) of the Credit Agreement without additional consent or approval of the Lenders.

WHEREAS, each financial institution identified on the signature pages hereto as an “Incremental Tranche A Term Lender” (each, an “Incremental Tranche A Term Lender”) has agreed severally, on the terms and conditions set forth herein and in the Credit Agreement, to provide a portion of the Incremental Tranche A Term Loans and to become, if not already, a Lender for all purposes under the Credit Agreement.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement, as amended hereby.

SECTION 2. Incremental Tranche A Term Loans. (a) Subject to and upon the terms and conditions set forth herein, each Incremental Tranche A Term Lender party hereto severally agrees to make, on the Incremental Tranche A Facility Effective Date (as defined below), an Incremental Tranche A Term Loan in U.S. dollars to the Borrower in an amount equal to the commitment amount set forth next to such Incremental Tranche A Term Lender’s name in Schedule 1 hereto under the caption “Incremental Tranche A Term Loan Commitments”. The Incremental Tranche A Term Loans shall rank pari passu in right of payment and of security with the Term Loans made prior to the date hereof and shall have the same terms thereof, except as expressly set forth herein or in the Credit Agreement. Except as expressly set forth herein or in the Credit Agreement, the Incremental Tranche A Term Loans shall be “Loans”, “Term Loans” and “Incremental Term Loans”, and the Incremental Tranche A Term Lenders shall be “Lenders” and “Term Lenders”, for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Tranche A Term Loans may be repaid or prepaid in accordance with the provisions of the Credit Agreement and this Amendment, but once repaid or prepaid may not be reborrowed.

(b) Use of Proceeds. The Incremental Tranche A Term Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries.

SECTION 3. Applicable Margin. As used in the Credit Agreement, “Applicable Margin” shall, with respect to the Incremental Tranche A Term Loans, be deemed to mean (a) 1.50% in the case of Base Rate Loans and (b) 2.50% in the case of Eurodollar Loans; provided, however, that the foregoing margins shall be subject to change in accordance with the below pricing grid following the first Adjustment Date (as defined below) occurring after the fiscal quarter ending September 30, 2012.

PRICING GRID FOR INCREMENTAL TRANCHE A TERM LOANS

Pricing Ratio	Eurodollar Loans	Base Rate Loans
> 4.5	2.50%	1.50%
≤4.5 to > 3.5	2.25%	1.25%
≤ 3.5	2.00%	1.00%

Changes in the Applicable Margin with respect to the Incremental Tranche A Term Loans resulting from changes in the Pricing Ratio shall become effective on each Adjustment Date, and any such change shall remain in effect until the next Adjustment Date. The “Adjustment Date” in respect of each fiscal period shall be the date on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be). If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the highest rate set forth in each column of the pricing grid above shall apply. In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the pricing grid above shall apply. Each determination of the Pricing Ratio pursuant hereto shall be made with respect to the fiscal quarter of the Borrower ending at the end of the period covered by the relevant financial statements.

SECTION 4. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as of the Incremental Tranche A Facility Effective Date as set forth below.

(a) Amendments to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as of the Incremental Tranche A Facility Effective Date as follows:

(i) by adding the following definitions in appropriate alphabetical order:

“Incremental Term Loan A Amendment”: the Second Amendment, dated the Incremental Tranche A Facility Effective Date, among the Borrower, the Incremental Tranche A Term Lenders and the Administrative Agent.

“Incremental Tranche A Facility Effective Date”: May 9, 2012.

“Incremental Tranche A Term Lenders”: the collective reference to each Lender that holds an Incremental Tranche A Term Loan.

“Incremental Tranche A Term Loans”: as defined in the Incremental Term Loan A Amendment.

(ii) by amending the definition of “Loan Documents” by inserting “, the Incremental Term Loan A Amendment” immediately after the words “the Applications” in the definition thereof.

(iii) by amending and restating the definition of “Term Loan Maturity Date” in its entirety as follows:

“Term Loan Maturity Date”: (a) with respect to the Term Loans (other than the Incremental Term Loans), June 30, 2018 and (b) with respect to the Incremental Tranche A Term Loans, May 9, 2017.

(iv) by amending and restating the definition of “Term Percentage” in its entirety as follows:

“Term Percentage”: as to (i) any Term Lender (other than any Incremental Tranche A Term Lender) at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Term Loans (other than any Incremental Tranche A Term Loans) then outstanding constitutes of the aggregate unpaid principal amount of the Term Loans (other than any Incremental Tranche A Term Loans) then outstanding and (ii) any Incremental Tranche A Term Lender at any time, the percentage which the aggregate unpaid principal amount of such Lender’s Incremental Tranche A Term Loans then outstanding constitutes of the aggregate unpaid principal amount of Incremental Tranche A Term Loans then outstanding.

(b) Amendment to Section 2.3 (Repayment of Loans; Evidence of Debt). Section 2.3(a)(i) of the Credit Agreement is hereby amended and restated in its entirety as of the Incremental Tranche A Facility Effective Date as follows:

“(a) (i) The Term Loan (other than the Incremental Term Loans) of each Term Lender shall be repayable on the last day of each March, June, September and December (commencing on September 30, 2011) in an amount equal to the product of (x) such Term Lender’s Term Percentage multiplied by (y) an amount equal to 0.250% of the aggregate principal amount of the Term Loans on the Amendment Effective Date. The Incremental Tranche A Term Loan of each Incremental Tranche A Term Lender shall be repayable on the last day of each March, June, September and December (commencing on September 30, 2012) in an amount equal to the product of (x) such Incremental Tranche A Term Lender’s Term Percentage multiplied by (y) the applicable percentage of the aggregate principal amount of Incremental Tranche A Term Loans on the Incremental Tranche A Facility Effective Date specified in the table below:

Payment Date	Percentage

September 30, 2012	1.250%

December 31, 2012	1.250%

March 31, 2013	1.250%

June 30, 2013	1.250%

September 30, 2013	1.250%

December 31, 2013	1.250%

March 31, 2014	1.250%

June 30, 2014	1.250%

September 30, 2014	1.875%

December 31, 2014	1.875%

March 31, 2015	1.875%

June 30, 2015	1.875%

September 30, 2015 and the last day of each calendar quarter thereafter	2.50%

To the extent not previously paid, all Term Loans shall be due and payable on the applicable Term Loan Maturity Date (or such earlier date on which the Term Loans become due and payable pursuant to Section 8).”

(c) Amendment to Section 2.20 (Incremental Term Loans). Section 2.20(b) of the Credit Agreement is hereby amended as of the Incremental Tranche A Facility Effective Date as follows:

(i) by inserting “(other than the Incremental Tranche A Term Loans, in the case of sub-clause (B) of this clause (ii))” immediately after the words “the Incremental Term Loans” in clause (ii) thereof.

(ii) by amending and restating clause (v) thereof in its entirety as follows:

“(v) with respect to any Incremental Term Loans made after the Amendment Effective Date if the total yield in respect of any Incremental Term Loan (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) (the “Incremental Term Margin”) exceeds the total yield for the existing Term Loans (other than existing Incremental Term Loans, including the Incremental Tranche A Term Loans) (including any upfront fees, any interest rate floors, and any OID, with upfront fees and OID being equated to interest rates as reasonably determined by the Administrative Agent based on an assumed three-year life to maturity, but excluding any arrangement, underwriting or similar fee paid by the Borrower) by more than 50 basis points, then the Applicable Margin for the Term Loans (other than existing Incremental Term Loans, including the Incremental Tranche A Term Loans) shall be increased to equal the Incremental Term Margin minus 50 basis points.”

SECTION 5. Repayment of Incremental Tranche A Term Loans. The Borrower agrees to repay to the Administrative Agent, for the benefit of each Incremental Tranche A Term Lender, the Incremental Tranche A Term Loans in accordance with Section 2.3 of the Credit Agreement, as amended hereby.

SECTION 6. Representations and Warranties; No Default. The Borrower hereby certifies that, immediately before and after giving effect to this Amendment, (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (and in all respects if qualified by materiality) on and as of such date as if made on and as of such date (except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

SECTION 7. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent (such date, the “Incremental Tranche A Facility Effective Date”):

(a) receipt by the Administrative Agent of executed signature pages to this Amendment from the Borrower and each Incremental Tranche A Term Lender;

(b) receipt by the Administrative Agent of a customary closing certificate, substantially in the form attached hereto a Exhibit A, and legal opinions of Greenberg Traurig, P.A. and Thomas P. Hunt, Esq., substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively, and an instrument of acknowledgment and confirmation, substantially in the form attached hereto as Exhibit C, executed by each Loan Party with respect to the guarantees and security interests created under the Security Documents and the effectiveness and enforceability thereof for the benefit of the Incremental Tranche A Term Loans;

(c) receipt by the Administrative Agent of a certificate from the chief financial officer of the Borrower (or other senior executive officer of the Borrower satisfactory to the Administrative Agent) in form and substance reasonably acceptable to the Administrative Agent, certifying as to the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the Incremental Tranche A Term Loans;

(d) compliance by the Borrower with the financial covenants contained in the Credit Agreement and receipt by the Administrative Agent of a certificate of a Responsible Officer in a form reasonably satisfactory to the Administrative Agent certifying that the Borrower and Parent shall be in compliance with the financial covenants in Section 7.1 of the Credit Agreement, in each case, on a pro forma basis after giving effect to the Incremental Tranche A Term Loans;

(e) (i) receipt by the Administrative Agent of (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Parent and its subsidiaries, for the three most recently completed fiscal years ended at least 90 days before the Incremental Tranche A Facility Effective Date and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent and its subsidiaries, for each subsequent fiscal quarter ended at least 45 days before the Incremental Tranche A Facility Effective Date; provided that filing of the required financial statements on form 10-K and form 10-Q by Parent will satisfy the foregoing requirements and (ii) there shall not have been any material adverse change in the consolidated financial condition of Parent, the Borrower and their subsidiaries from that reflected in such consolidated financial statements;

(f) receipt by the Administrative Agent of an Assumption Agreement to the Guarantee and Collateral Agreement executed by SBA Towers III LLC, a Florida limited liability company;

(g) to the extent requested at least 5 days prior to the proposed Incremental Tranche A Facility Effective Date, receipt by the Administrative Agent and Incremental Tranche A Term Lenders sufficiently in advance of the Incremental Tranche A Facility Effective Date, of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act;

(h) (i) the accuracy in all material respects (and in all respects if qualified by materiality) of the representations and warranties in the Credit Agreement and (ii) there being no Default or Event of Default in existence at the time of, or after giving effect to, the Incremental Tranche A Term Loans; and

(i) the payment of all fees and expenses due to the Administrative Agent, the Lead Arrangers, the Bookrunners and the Lenders or the receipt by the Administrative Agent of authorization from the Borrower to deduct such fees and expenses from the proceeds of the initial fundings under the Incremental Tranche A Term Loans.

SECTION 8. Acknowledgment of Incremental Tranche A Term Lenders. Each Incremental Tranche A Term Lender expressly acknowledges that neither the Administrative Agent, the Lead Arrangers, the Bookrunners nor any of their respective affiliates and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each an “Agent”) have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of any Loan Party or any affiliate of any Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Incremental Tranche A Term Lender. Each Incremental Tranche A Term Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to provide its Incremental Tranche A Term Loans hereunder and enter into this Amendment. Each Incremental Tranche A Term Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Each Incremental Tranche A Term Lender hereby (a) confirms that it has received a copy of the Credit Agreement, each other Loan Document and such other documents and information as it deems appropriate to make its decision to enter into this Amendment, (b) agrees that it shall be bound by the terms of the Credit Agreement as a Lender thereunder with respect to its Incremental Tranche A Term Loans and that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (c) irrevocably designates and appoints the Agents as the agents of such Incremental Tranche A Term Lender under the Credit Agreement and the other Loan Documents, and each Incremental Tranche A Term Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Credit Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (d) specifies as its lending office and address for notices the offices designated by it to the Administrative Agent prior to the date hereof.

SECTION 9. Effect on the Loan Documents; Miscellaneous. Except as expressly provided herein or in the Credit Agreement, (a) the Incremental Tranche A Term Loans shall be subject to the provisions of the Credit Agreement and the other Loan Documents that apply to “Loans”, “Term Loans” and “Incremental Term Loans” thereunder and (b) all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute an Incremental Term Loan Amendment and a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein.

SECTION 10. Expenses. The Borrower shall pay and reimburse the Administrative Agent and the Lead Arrangers for all reasonable out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent in each applicable jurisdiction.

SECTION 11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 12. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SBA SENIOR FINANCE II LLC

By:	/s/ Don Mueller
Name: Don Mueller
Title: Vice President

[Signature Page to Second Amendment to SBA Senior Finance II A&R CRA]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Bebi Yasin
Name: Bebi Yasin
Title: Authorized Signatory

[Signature Page to Second Amendment to SBA Senior Finance II A&R CRA]

TORONTO DOMINION (NEW YORK) LLC, as an Incremental Tranche A Term Lender

By:	/s/ Bebi Yasin
Name: Bebi Yasin
Title: Authorized Signatory

WELLS FARGO BANK, N.A., as an Incremental Tranche A Term Lender

By:	/s/ Jesse Mason
Name: Jesse Mason Title: Vice President

CITIBANK, N.A., as an Incremental Tranche A Term Lender

By:	/s/ Keith Lukasavich
Name: Keith Lukasavich Title: Vice President

JP MORGAN CHASE BANK, N.A., as an Incremental Tranche A Term Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer Title: Executive Director

[Signature Page to Second Amendment to SBA Senior Finance II A&R CRA]

RAYMOND JAMES BANK, N.A., as an Incremental Tranche A Term Lender

By:	/s/ Michael Pelletier
Name: Michael Pelletier Title: Vice President

SUNTRUST BANK, as an Incremental Tranche A Term Lender

By:	/s/ Mark Kelley
Name: Mark Kelley Title: Managing Director

CoBANK, ACB, as an Incremental Tranche A Term Lender

By:	/s/ Andy Smith
Name: Andy Smith Title: Vice President

REGIONS BANK, as an Incremental Tranche A Term Lender

By:	/s/ Tammi Calvo-Sanchez
Name: Tammi Calvo-Sanchez Title: Executive Vice President

[Signature Page to Second Amendment to SBA Senior Finance II A&R CRA]

WEBSTER BANK, N.A., as an Incremental Tranche A Term Lender

By:	/s/ Eric Ratner
Name: Eric Ratner Title: Vice President

[Signature Page to Second Amendment to SBA Senior Finance II A&R CRA]

SCHEDULE 1

Incremental Tranche A Term Lender	Incremental Tranche A Term Loan Commitments

Toronto Dominion (New York) LLC	$43,000,000

Wells Fargo Bank, N.A.	$15,000,000

CITIBANK, N.A.	$28,000,000

J.P. Morgan Chase Bank N.A.	$14,000,000

Raymond James Bank N.A.	$25,000,000

SunTrust Bank	$25,000,000

CoBank, ACB	$15,000,000

Regions Bank	$25,000,000

Webster Bank, N.A.	$10,000,000

Exhibit C

EXECUTION VERSION

ACKNOWLEDGMENT AND CONFIRMATION

Dated as of May 9, 2012

1.      Reference is made to (i) the First Amendment, dated as of May 9, 2012 (the “First Amendment”), to the Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among SBA SENIOR FINANCE II LLC, a Florida limited liability company, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), TORONTO DOMINION (TEXAS) LLC, as administrative agent, and the other agents named therein, (ii) the Second Amendment, dated as of May 9, 2012 (the “Second Amendment” and, together with the First Amendment, the “Amendments”), to the Credit Agreement and (iii) the Revolving Credit Commitment Increase Supplements, each dated as of May 9, 2012 (the “Commitment Increase Supplements”), to the Credit Agreement. Capitalized terms used but not defined in this Agreement (this “Agreement”) shall have the meanings assigned to such terms in the Credit Agreement.

2.      The Credit Agreement is being amended pursuant to the First Amendment to, among other things, extend the termination date applicable to each Revolving Credit Lender’s Revolving Credit Commitment. The Credit Agreement is being further amended pursuant to the Second Amendment to, among other things, provide for an additional $200,000,000 aggregate principal amount of Term Loans. It is a condition to the effectiveness of the Amendments and Commitment Increase Supplements that the Borrower and the other Loan Parties shall have executed this Agreement with respect to the guarantees and security interests created under the Security Documents and the effectiveness and enforceability thereof for the benefit of the Revolving Credit Commitments (including the Increased Revolving Credit Commitments (as defined in the Commitment Increase Supplements)), as extended by the First Amendment, and the Incremental Tranche A Term Loans. Accordingly, each of the parties hereto hereby agrees, with respect to each Loan Document to which it is a party, that, as of the date hereof:

(a)      all of its obligations (including any guarantee obligations) under each such Loan Document to the extent existing prior to the date hereof shall remain in full force and effect on a continuous basis after giving effect to the Amendments and Commitment Increase Supplements and this Agreement, and such obligations shall extend to and cover the Revolving Credit Commitments (including the Increased Revolving Credit Commitments (as defined in the Commitment Increase Supplements)), as extended by the First Amendment, and the Incremental Tranche A Term Loans, in each case in accordance with the terms of each such Loan Document; and

(b)      all of the Liens and security interests created and arising under each such Loan Document to the extent existing prior to the date hereof remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest as contemplated by Section 4.3 of the Guarantee and Collateral Agreement continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, after giving effect to the Amendments and Commitment Increase Supplements and this Agreement, as collateral security for its obligations under the Loan Documents, in each case in accordance with the terms of each such Loan Document.

3. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.      This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts (including by telecopy or electronic mail), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. By executing and delivering this Agreement, each party hereto (other than the Borrower solely in relation to the term “Guarantor”) hereby acknowledges and agrees that it is both a Guarantor and a Grantor as such terms are used and defined in the Guarantee and Collateral Agreement (including with respect to the Incremental Tranche A Term Loans) and agrees that it will be bound thereby in accordance with the terms thereof.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SBA COMMUNICATIONS CORPORATION

SBA NETWORK SERVICES, LLC (f/k/a SBA NETWORK SERVICES, INC.)

SBA PUERTO RICO, INC.

SBA SENIOR FINANCE II LLC

SBA SENIOR FINANCE, LLC (f/k/a SBA SENIOR FINANCE, INC.)

SBA SITE MANAGEMENT, LLC

SBA TELECOMMUNICATIONS, INC.

SBA TOWERS III LLC

SBA TOWERS II LLC

SBA TOWERS, LLC (f/k/a SBA TOWERS, INC.)

SBA LAND, LLC (f/k/a TCO LAND LLC)

By:	/s/ Brendan T. Cavanagh
Name: Brendan T. Cavanagh Title: Senior Vice President and Chief Financial Officer

[Signature Page to Acknowledgement and Confirmation]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Bebi Yasin
Name: Bebi Yasin Title: Authorized Signatory

[Signature Page to Acknowledgement and Confirmation]